Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS; ANNOUNCES ACQUISITION

Houston, TX — February 22, 2023 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter and annual period ended December 31, 2022.

For the quarter ended December 31, 2022, net income was $55.4 million, or $1.54 per diluted share, as compared to $37.6 million, or $1.04 per diluted share, for the quarter ended December 31, 2021. Revenue for the fourth quarter of 2022 was $1,117.2 million compared to $856.1 million in 2021. The Company reported operating cash flow of $132.0 million in the current quarter compared to $27.5 million in 2021.

Backlog as of December 31, 2022 was $4.06 billion as compared to $3.25 billion as of September 30, 2022 and $2.31 billion as of December 31, 2021. On a same-store basis, backlog increased from $2.31 billion as of December 31, 2021 to $4.03 billion as of December 31, 2022.

The Company reported net income of $245.9 million, or $6.82 per diluted share, for the twelve months ended December 31, 2022, as compared to $143.3 million, or $3.93 per diluted share, in 2021. The first quarter of 2022 included a diluted per share net gain of $1.49 related to the resolution of tax refund claims from years 2016 through 2018 as well as estimated tax benefits from years 2019 through 2021. The third quarter of 2022 included a diluted per share net gain of $0.04 related to estimated tax benefits from years 2019 through 2021. Without those tax gains related to prior years, our diluted per share earnings for the twelve months ended December 31, 2022 would have been $5.29. The Company also reported revenue of $4.14 billion for the twelve months ended December 31, 2022, as compared to $3.07 billion in 2021. Operating cash flow for the twelve months ended December 31, 2022 was $301.5 million, as compared to $180.2 million in 2021.

The Company also announced today that it has acquired Eldeco, Inc. (“Eldeco”), headquartered in South Carolina. Eldeco was founded in 1972 and performs electrical design and construction services in the Southeastern region of the United States. Initially, Eldeco is expected to contribute annualized revenue of approximately $130 million to $140 million, and earnings before interest, taxes, depreciation, and amortization of $8 million to $9 million. Considering the required amortization expense related to intangibles and other costs associated with the transaction, the acquisition is expected to make a neutral to slightly accretive contribution to earnings per share in 2023 and 2024.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “We finished 2022 with increased revenue, record earnings, great cash flow, and a notable surge of backlog, again surpassing the extraordinary results that we achieved in recent years.”

“We are also happy to report that we recently welcomed the team from Eldeco, which we believe is South Carolina’s premier industrial electrical company. Eldeco will further strengthen our electrical segment, and thanks to its complementary capabilities both in and adjacent to some of our strongest markets, we feel confident that this combination will allow us to achieve important synergies over the coming years.”

“Revenue benefitted from increasing activity levels and was also lifted by increases in the pricing of the materials and labor that we provide to our customers. Earnings rose as our mechanical operations continued to perform at high levels and due to further strengthening in the performance of our electrical segment. Our backlog shows robust same-store increases from a year ago. Backlog received an especially strong lift in our modular off-site construction operations, as future customer purchases were committed to in advance to support our ability to invest in modular construction capacity. Additionally, cash flow was extraordinary in the fourth quarter, and for the full year our cash flow exceeded our earnings by a substantial amount, helped by our tax settlement refund and by advance payments received in connection with modular backlog commitments.”

Mr. Lane concluded, “In 2022, our world-class teams achieved record earnings per share and proved themselves indispensable to their customers and their communities. We continue to experience high levels of demand, and we believe that the outlook for Comfort Systems is continued growth and strong ongoing profitability in 2023.”

The Company will host a webcast and conference call to discuss its financial results and position on Thursday, February 23, 2023 at 11:00 a.m. Central Time. To register for the call, please visit https://register.vevent.com/register/BI38d5d5d8831949a9b198a9eab09e9f16. Upon registering, participants will receive dial-in information and a unique PIN to join the call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at www.comfortsystemsusa.com under the “Investor” tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 169 locations in 128 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and its acquisition of Eldeco and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources;

failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; rising inflation and fluctuations in interest rates; shortages of labor and specialty building materials or material increases to the cost thereof; the Company’s business being negatively affected by health crises or outbreaks of disease, such as epidemics or pandemics (and related impacts, such as supply chain disruptions); financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining, or increased costs associated with, bonding and insurance; impairment to goodwill; errors in the Company’s cost-to-cost input method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; retention of key management; seasonal fluctuations in the demand for mechanical and electrical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a material information technology failure or a material cyber security breach; risks associated with acquisitions, such as challenges to our ability to integrate those companies into our internal control environment; our ability to manage growth and geographically-dispersed operations; our ability to obtain financing on acceptable terms; extreme weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether because of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	(Unaudited)
	2022	%	2021	%	2022	%	2021	%
Revenue	$1,117,188	100.0%	$856,084	100.0%	$4,140,364	100.0%	$3,073,636	100.0%
Cost of services	905,940	81.1%	702,013	82.0%	3,398,756	82.1%	2,510,429	81.7%
Gross profit	211,248	18.9%	154,071	18.0%	741,608	17.9%	563,207	18.3%

SG&A	131,650	11.8%	105,259	12.3%	489,344	11.8%	376,309	12.2%
Gain on sale of assets	(473)	—	(519)	(0.1)%	(1,585)	—	(1,540)	(0.1)%
Operating income	80,071	7.2%	49,331	5.8%	253,849	6.1%	188,438	6.1%

Interest expense, net	(4,556)	(0.4)%	(1,736)	(0.2)%	(13,306)	(0.3)%	(6,172)	(0.2)%
Changes in the fair value of contingent earn-out obligations	(5,349)	(0.5)%	3,297	0.4%	(4,819)	(0.1)%	7,820	0.3%
Other income (expense)	33	—	76	—	134	—	188	—
Income before income taxes	70,199	6.3%	50,968	6.0%	235,858	5.7%	190,274	6.2%

Provision (benefit) for income taxes	14,775		13,373		(10,089)		46,926
Net income	$55,424	5.0%	$37,595	4.4%	$245,947	5.9%	$143,348	4.7%

Income per share
Basic	$1.55		$1.04		$6.84		$3.95
Diluted	$1.54		$1.04		$6.82		$3.93

Shares used in computing income per share:
Basic	35,828		36,155		35,932		36,285
Diluted	35,948		36,301		36,046		36,450
Dividends per share	$0.150		$0.130		$0.560		$0.480

Supplemental Non-GAAP Information — (Unaudited) (In Thousands, Except per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net income	$55,424	$37,595	$245,947	$143,348
Tax gains	—	—	(58,933)	—
Tax-related SG&A costs, net of tax	—	—	3,685	—
Net income excluding tax gains	$55,424	$37,595	$190,699	$143,348

Diluted income per share	$1.54	$1.04	$6.82	$3.93
Tax gains	—	—	(1.64)	—
Tax-related SG&A costs, net of tax	—	—	0.11	—
Diluted income per share excluding tax gains	$1.54	$1.04	$5.29	$3.93

Note: Net income excluding tax gains and diluted income per share excluding tax gains are presented because the Company believes they reflect the results of the core ongoing operations of the Company, and we believe they are responsive to frequent questions we receive from third parties. These amounts, however, are not considered primary measures of an entity’s financial results under generally accepted accounting principles, and accordingly, they should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2022	%	2021	%	2022	%	2021	%

Net income	$55,424		$37,595		$245,947		$143,348
Provision (benefit) for income taxes	14,775		13,373		(10,089)		46,926
Other expense (income), net	(33)		(76)		(134)		(188)
Changes in the fair value of contingent earn-out obligations	5,349		(3,297)		4,819		(7,820)
Interest expense, net	4,556		1,736		13,306		6,172
Gain on sale of assets	(473)		(519)		(1,585)		(1,540)
Tax-related SG&A costs	—		—		4,665		—
Amortization	11,193		11,571		47,795		40,505
Depreciation	8,909		7,373		33,552		28,439
Adjusted EBITDA	$99,700	8.9%	$67,756	7.9%	$338,276	8.2%	$255,842	8.3%

Note: The Company defines adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	December 31,	December 31,
	2022	2021

Cash and cash equivalents	$57,214	$58,776
Billed accounts receivable, net	1,024,082	773,716
Unbilled accounts receivable, net	77,030	61,881
Costs and estimated earnings in excess of billings, net	27,211	29,900
Other current assets, net	122,134	103,048
Total current assets	1,307,671	1,027,321
Property and equipment, net	143,949	128,554
Goodwill	611,789	592,114
Identifiable intangible assets, net	273,901	304,781
Other noncurrent assets	260,168	156,344
Total assets	$2,597,478	$2,209,114

Current maturities of long-term debt	$9,000	$2,788
Accounts payable	337,385	254,788
Billings in excess of costs and estimated earnings	461,781	307,380
Other current liabilities	362,636	271,598
Total current liabilities	1,170,802	836,554
Long-term debt, net	247,245	385,242
Other long-term liabilities	179,508	181,652
Total liabilities	1,597,555	1,403,448
Total stockholders’ equity	999,923	805,666
Total liabilities and stockholders’ equity	$2,597,478	$2,209,114

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Cash provided by (used in):
Operating activities	$132,007	$27,497	$301,531	$180,151
Investing activities	$(14,419)	$(127,117)	$(97,178)	$(246,722)
Financing activities	$(131,513)	$90,675	$(205,915)	$70,451

Free cash flow:
Cash from operating activities	$132,007	$27,497	$301,531	$180,151
Purchases of property and equipment	(13,566)	(6,466)	(48,359)	(22,330)
Proceeds from sales of property and equipment	707	1,299	2,858	3,101
Free cash flow	$119,148	$22,330	$256,030	$160,922

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.